UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2013

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective on March 22 and March 27, 2013, Alico, Inc. (the “Company”) entered into Change in Control Agreements with its named executive officers: JD Alexander, President and Chief Executive Officer; Kenneth Smith, Executive Vice President and Chief Operating Officer; W. Mark Humphrey, Senior Vice President and Chief Financial Officer; and Steven C. Lewis, Treasurer. Pursuant to the terms of the agreements, in the event the named executive officer is terminated without cause or resigns for “good reason” within eighteen (18) months following a change of control, the named executive officer will receive, in the case of Mr. Alexander, an amount equal to two (2) times the sum of his base salary and the average of his bonus compensation during the three year period prior to termination, and in the cases of Messrs. Smith, Humphrey and Lewis, an amount equal to one (1) time the sum of their respective base salaries and the average of their respective bonus compensation during the three (3) year period prior to termination. Payment of the change in control compensation is subject to the execution of a release in favor of the Company by the named executive officer. The agreements are in effect until December 31, 2014; provided, however, that commencing on January 1, 2015, and each January 1 thereafter, the term is automatically extended for one (1) additional year unless at least thirty (30) calendar days prior to any January 1, the Company or the named executive officer provides the other notice that the agreement will not be extended.

Effective on March 22 and March 27, 2013, the Company entered into Indemnification Agreements with its officers and directors (each an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party, to the fullest extent permitted by applicable law, against all expenses, judgments and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he is or was an officer or director of the Company or by reason of any action taken by him while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or director of the Company and for a period of six (6) years thereafter.

Item 8.01 OTHER EVENTS.

The Board of Directors has set the compensation of the members of the Special Committee of the Board formed to evaluate and pursue strategic and financial alternatives in connection with the announcement by Atlantic Blue Group, Inc., the Company’s majority shareholder, that it intends to actively pursue the sale of its entire equity position in the Company to a strategic or financial buyer. The Chairman of the Special Committee will receive $15,000 per month and the other members of the Special Committee will receive $10,000 per month. All fees for service on the Special Committee will be paid in cash rather than in shares of Company stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

Date: March 28, 2013

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